AMICUS THERAPEUTICS, INC. 2025 EQUITY INCENTIVE PLAN
(As Assumed, Amended and Restated, Effective April 27, 2026)

On April 27, 2026, BioMarin Pharmaceutical Inc. (“BioMarin”) completed a merger (the “Merger”) whereby Lynx Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of BioMarin merged with and into Amicus Therapeutics, Inc., a Delaware corporation (“Amicus”), with Amicus surviving the Merger (the consummation of such Merger, the “Closing”). Pursuant to the Merger, Amicus became a wholly owned subsidiary of BioMarin. In connection with the Merger, the Amicus Therapeutics, Inc. 2025 Equity Incentive Plan (the “Plan”) was assumed by BioMarin.

Accordingly, effective as of the Closing the Plan is hereby assumed, amended and restated as set forth herein, in order to reflect the actions described in the preceding paragraph.

1.Purpose

The Amicus Therapeutics, Inc. 2025 Equity Incentive Plan is intended to encourage share ownership by certain employees, consultants, directors and other service providers of BioMarin and its affiliates, and to provide an additional incentive for them to promote the success of the Company’s business.

2.Definitions

As used in the Plan the following terms shall have the respective meanings set out below:

2.1“Adoption Date” shall have the meaning ascribed to such term in Section 3.

2.2“Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with the first person or entity.

2.3“Amicus” shall have the meaning ascribed to such term in the first paragraph of this Plan.

2.4“Assumption Date” shall have the meaning ascribed to it in Section 3.

2.5“Award” means any grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Other Stock Based Awards or Performance Awards.

2.6“Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.7“BioMarin” shall have the meaning ascribed to such term in the first paragraph of this Plan.

2.8“Board” means the Company’s Board of Directors.

2.9“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (a) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (b) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (c) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (d) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (e) such Participant’s gross misconduct. The determination that a termination of the Participant’s service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall

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have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

2.10“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(a)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (i) on account of the acquisition of securities of the Company directly from the Company; (ii) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (iii) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(b)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(c)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;
(d)the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;
(e)individuals who, on the Assumption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

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If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2.11“Closing” shall have the meaning ascribed to such term in the first paragraph of this Plan.

2.12“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.13“Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

2.14“Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

2.15“Company” shall mean BioMarin and its successors.

2.16“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.17“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a) (2)(c)(i) of the Code, and will be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

2.18“Effective Date” shall have the meaning ascribed to such term in Section 3.

2.19“Entity” means a corporation, partnership, limited liability company or other entity.

2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (c) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (d) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (e) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Assumption Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

2.22“Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

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2.23“Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.24“Merger” shall have the meaning ascribed to such term in the first paragraph of this Plan.

2.25“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.26“Nonstatutory Option” means any Option that is not an Incentive Option.

2.27“Option” means an option granted under the Plan to purchase shares of Common Stock.

2.28“Optionee” means an employee, consultant, director or other service provider of the Company or an Affiliate to whom an Option shall have been initially granted under the Plan.

2.29“Other Stock Based Award” means an Award other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Stock Grant, that is granted pursuant to Section 7.6 of the Plan.

2.30“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

2.31“Participant” means any holder of an outstanding Award under the Plan.

2.32“Performance Award” means an Award that, pursuant to Section 7.7 is granted, vested and/or settled upon the achievement of specified Performance Goals.

2.33“Performance Goals” means individual or corporate goals established by the Committee in its sole discretion.

2.34“Performance Period” means the period selected by the Committee during which a Performance Goal is measured.

2.35“Plan” shall have the meaning ascribed to such term in the first paragraph of this Plan.

2.36“Restricted Stock” means a grant under the Plan of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

2.37“Restricted Stock Units” means rights granted under the Plan to receive shares of Common Stock subject to the fulfillment of Vesting Conditions.

2.38“Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

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2.39“Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock due to the failure to meet applicable Vesting Conditions.

2.40“Section 409A” means Section 409A of the Code, and the rules and regulations promulgated thereunder.

2.41“Securities Act” means the US Securities Act of 1933, as amended.

2.42“Separation” means the Participant’s “separation from service” from the Company and its Affiliates within the meaning of Section 409A.

2.43“Stock Appreciation Right” means a right granted under and subject to Section 7.2 of the Plan.

2.44“Stock Grant” means a grant under Section 7.5 of the Plan of shares of Common Stock not subject to restrictions or other forfeiture conditions.

2.45“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

2.46“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) (or 424(d)) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the grant date of such Option.

2.47“Vesting Conditions” means the continued employment or service of a Participant, the attainment of Performance Goals, and/or such other factors as the Committee may determine in its sole discretion.

3.Term of the Plan

The Plan was adopted by the Board of Directors of Amicus on April 14, 2025, (the “Adoption Date”), subject to approval by Amicus’ stockholders which was obtained on June 5, 2025 (the date of such approval, the “Effective Date”), and the Plan was assumed by BioMarin on April 27, 2026 (the “Assumption Date”). The Plan shall terminate automatically on the tenth anniversary of the Adoption Date, April 14, 2035, provided that it may be terminated on an earlier date as provided in Section 17. Awards granted pursuant to the Plan prior to its termination shall not expire solely by reason of the termination of the Plan.

4.Stock Subject to the Plan

4.1Shares Subject to the Plan. Subject to adjustment as provided in Section 11.1 of the Plan, the maximum number of shares of Common Stock that may be issued in respect of Awards under the Plan on and after the Assumption Date is 4,355,297 shares of Common Stock. Any shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2Substitute Awards. Notwithstanding the foregoing, any shares of Common Stock issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of shares of Common Stock available for issuance hereunder.

4.3Incentive Option Limit. Subject to adjustment as provided in Section 11.1 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan in respect of Incentive

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Options is 2,453,930 shares of Common Stock. Notwithstanding anything in this Plan to the contrary, no Incentive Options may be granted under this Plan on or after the Assumption Date.

4.4Effect of the Expiration or Termination of Awards. If and to the extent that an Award expires, terminates, is canceled or is forfeited for any reason, the shares of Common Stock associated with that Award (only to the extent of such expiration, termination, cancellation or forfeiture) will again become available for grant under the Plan.

4.5Share Recycling. Notwithstanding anything in the Plan to the contrary, the following restrictions against liberal recycling of shares of Common Stock shall apply:

(a)The full number of shares of Common Stock subject to the exercise of an option shall be unavailable for future issuance under Section 4.1 of the Plan, even if the option exercise price is satisfied through net-settlement or the delivery of shares of Common Stock to the Company (either by actual delivery or attestation).

(b)The full number of shares of Common Stock subject to the exercise of a stock-settled stock appreciation right shall be unavailable for future issuance under Section 4.1 of the Plan, even though only a net number of shares of Common Stock are delivered upon exercise.

(c)Shares of Common Stock withheld in settlement of a tax withholding obligation associated with an Award shall be unavailable for future issuance under Section 4.1 of the Plan.

(d)Shares of Common Stock repurchased on the open market with the proceeds from the exercise of an Award shall be unavailable for future issuance under Section 4.1 of the Plan.

5.Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that subject to applicable law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant Awards hereunder to individuals who are not “insiders” within the meaning of Section 16 of the Exchange Act. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to Awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.

The authorities and responsibilities of the Committee under the Plan shall include, without limitation: (a) selecting each employee, consultant, director or other service provider to receive an Award; (b) selecting the applicable form of Award and terms and conditions of the Award; (c) determining whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) determining the time of granting an Award; (e) determining the number of shares of Common Stock subject to an Award; (f) determining the exercise price, base price or purchase price for an Award and the method of payment; (g) determining the term of an Option or Stock Appreciation Right; (h) determining the Vesting Conditions (including the Performance Goals) of an Award; (i) notwithstanding anything in the Plan to the contrary, accelerating, waiving or shortening a Vesting Condition (including a Performance Goal) or accelerating the exercisability of an Award; (j) extending the period of time during which an Award may be exercised (but in no event beyond the expiration of the original Award term); (k) determining the effect of cessation of employment or service with the Company or any of its Affiliates on an Award;

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(l) determining whether Performance Goals to which an Award is subject are satisfied, including any adjustments thereto; and (m) modifying or amending an Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights under the Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, directors and other service providers, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.Authorization and Eligibility

Except as otherwise provided herein, the Committee may grant Awards under the Plan to any employee, consultant, director or other service provider of the Company or its Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Notwithstanding anything in this Plan to the contrary, to the extent necessary to company with the shareholder approval requirements of the Nasdaq Stock Market, no Awards under this Plan may be granted to individuals who were employed by BioMarin or its subsidiaries at the time the Merger was consummated.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.

7.Specific Terms of Awards

7.1Options.

(a)Type of Option. Options granted under the Plan may either be Incentive Options or Nonstatutory Options. The Award Agreement evidencing each Option shall indicate the exercise price, the term and the Vesting Conditions (if any) for such Award.

(b)Exercise Price. The price at which shares of Common Stock may be acquired under each Option shall be not less than 100% of the Market Value of Common Stock on the grant date, or with respect to a grant of an Incentive Option not less than 110% of the Market Value of Common Stock on the grant date if the Optionee is a Ten Percent Owner.

(c)Option Term. No Incentive Option or Nonstatutory Option may be exercised after the tenth anniversary of the grant date, or after the fifth anniversary of the grant date in the case of an Incentive Option in which the Optionee is a Ten Percent Owner.

(d)Exercisability. An Option may be immediately exercisable or become exercisable based on the fulfillment of Vesting Conditions or at such other times as the Committee may determine. Any Option may be a Performance Award, subject to Section 7.7. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time.

(e)Effect of Cessation of Employment or Service. Except as explicitly provided in the applicable Award Agreement or other agreement between the Optionee and the Company, the following provisions shall apply:

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i.Termination for Cause. If the Optionee experiences a Separation due to a termination by the Company or its Affiliate for Cause, (x) each Option (or portion thereof) not exercised, whether vested or unvested, will be immediately and automatically forfeited as of the date of such Separation and (y) the Optionee will be prohibited from exercising his or her Option from and after the time of such Separation.

ii.Death. If an Optionee dies (x) during the Optionee’s continued service or (y) within the period (if any) specified in the Award Agreement for exercisability after Separation for a reason other than death, then any unvested Options held by such Optionee shall be immediately forfeited, and all of such Optionee’s vested Options shall be exercisable by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death until the earlier of (A) the date 12 months after the date of death, and (B) the original expiration date of the term of the Option; any Options not exercised in such period shall be forfeited with no further compensation due to the Optionee.

iii.Termination due to Disability. If the Optionee experiences a Separation due to the Optionee’s Disability, any unvested Options held by such Optionee shall be immediately forfeited, and all of such Optionee’s vested Options shall remain exercisable until the earlier of (x) the date 12 months after the date of such Separation, and (y) the original expiration date of the term of the Option; any Options not exercised in such period shall be forfeited with no further compensation due to the Optionee.

iv.Other Terminations. If the Optionee experiences a Separation due to any reason other than a termination for Cause, death, or Disability, any unvested Options held by such Optionee shall be immediately forfeited, and all vested Options held by such Optionee shall cease to be exercisable in any respect upon the earlier of (x) three (3) months following such Optionee’s Separation, and (y) the original expiration date of the term of the Option; any Options not exercised in such period shall be forfeited with no further compensation due to the Optionee.

(f)Method of Exercise. An Option may be exercised by a Participant giving written notice to the Company (which may be electronically, including through the use of an alternative technological platform made available by the Company) in the manner specified by the Company, specifying the number of shares of Common Stock to be purchased. Such notice will be accompanied by payment in full of the exercise price. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by any combination of the methods of payment set forth below. The Committee will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
i.by cash, check, bank draft or money order payable to the Company;
ii.pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
iii.by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
iv.if an Option is a Nonstatutory Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Market Value that does not exceed the aggregate

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exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
v.in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement.
Notwithstanding any of the foregoing provisions in this subsection (f) to the contrary, no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with.

(g)Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit.” The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(h)Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(i)Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to such Option except to the extent that such Option shall have been exercised with respect thereto and shares shall have been issued therefor.

7.2Stock Appreciation Right.

(a)General. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights under the Plan. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of shares of Common Stock subject to the Award that is being exercised multiplied by the excess of (i) the Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. Any Stock Appreciation Right may be a Performance Award, subject to Section 7.7. A Stock Appreciation Right base price may never be less than the Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to

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the Company (which may be electronically, including through the use of an alternative technological platform made available by the Company) in the manner specified by the Company, specifying the portion of the Award to be exercised. No person holding a Stock Appreciation Right shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to such Stock Appreciation Right except to the extent that such Stock Appreciation Right shall have been exercised with respect thereto and shares shall have been issued therefor.
(b)Effect of Cessation of Employment or Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, the following provisions shall apply:

i.Termination for Cause. If the Participant experiences a Separation due to a termination by the Company or its Affiliate for Cause, (x) each Stock Appreciation Right (or portion thereof) not exercised, whether vested or unvested, will be immediately and automatically forfeited as of the date of such Separation and (y) the Participant will be prohibited from exercising his or her Stock Appreciation Right from and after the time of such Separation.

ii.Death. If a Participant dies (x) during the Participant’s continued service or (y) within the period (if any) specified in the Award Agreement for exercisability after Separation for a reason other than death, then any unvested Stock Appreciation Rights held by such Participant shall be immediately forfeited, and all of such Participant’s vested Stock Appreciation Rights shall be exercisable by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant’s death until the earlier of (A) the date 12 months after the date of death, and (B) the original expiration date of the term of the Stock Appreciation Right; any Stock Appreciation Rights not exercised in such period shall be forfeited with no further compensation due to the Participant.

iii.Termination due to Disability. If the Participant experiences a Separation due to the Participant’s Disability, any unvested Stock Appreciation Rights held by such Participant shall be immediately forfeited, and all of such Participant’s vested Stock Appreciation Rights shall remain exercisable until the earlier of (x) the date 12 months after the date of such Separation, and (y) the original expiration date of the term of the Stock Appreciation Right; any Stock Appreciation Rights not exercised in such period shall be forfeited with no further compensation due to the Participant.

iv.Other Terminations. If the Participant experiences a Separation due to any reason other than a termination for Cause, death, or Disability, any unvested Stock Appreciation Rights held by such Participant shall be immediately forfeited, and all vested Stock Appreciation Rights held by such Participant shall cease to be exercisable in any respect upon the earlier of (x) three (3) months following such Participant’s Separation, and (y) the original expiration date of the term of the Stock Appreciation Right; any Stock Appreciation Rights not exercised in such period shall be forfeited with no further compensation due to the Participant.

7.3Restricted Stock.

(a)Purchase Price. The purchase price for Awards of Restricted Stock under the Plan may, but need not, be zero.

(b)Issuance of Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer

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agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period.

(c)Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d)Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture as specified in the Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate. Any Award of Restricted Stock may be a Performance Award, subject to Section 7.7.

(e)Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan (including under Section 10 hereto) or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

(f)Effect of Cessation of Employment or Service. Except as otherwise specified in the applicable Award Agreement, if the Participant experiences a Separation during the Restriction Period for any reason the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of Separation.

7.4Restricted Stock Units.

(a)Character. Each Restricted Stock Unit shall entitle the recipient to receive an amount equal to the Market Value of a share of Common Stock at the time of the distribution, following the fulfillment of applicable Vesting Conditions (if any), at the time set forth in the Award Agreement. Payment in respect of a Restricted Stock Unit Award may be made in cash, shares or both, in the discretion of the Committee. Any grant of Restricted Stock Units may be a Performance Award, subject to Section 7.7.

(b)Effect of Cessation of Employment or Service. Except as otherwise specified in the applicable Award Agreement, if the Participant experiences a Separation for any reason such portion of the Award of Restricted Stock Units that has not vested will be forfeited upon the Participant’s Separation.

(c)Rights Pending Fulfillment of Vesting Conditions and Issuance of Shares. No person holding Restricted Stock Units shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such Restricted Stock Units, except to the extent that the Vesting Conditions have been fulfilled and shares have actually been issued thereunder.

7.5Stock Grants. Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due, subject to applicable law. Stock Grants shall be made without forfeiture conditions of any kind. The purchase price for Stock Grants under the Plan may, but need not, be zero.

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7.6Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Other Stock Based Awards to eligible individuals. The Award Agreement evidencing an Other Stock Based Award shall set forth the terms and conditions of such Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, Vesting Conditions and other terms and conditions. Any grant of an Other Stock Based Award may be a Performance Award, subject to Section 7.7. Payment by the Company to the Participant in respect of an Other Stock Based Award may be made in cash, shares, or a combination of cash and shares, as determined by the Committee.

7.7Performance Awards. The Committee may grant Performance Awards in accordance with this Section. Performance Awards may be denominated as a number of shares of Common Stock which may be earned upon achievement or satisfaction of Performance Goals, as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals.

7.8Awards to Participants Outside the United States. To facilitate compliance with the laws in countries other than the United States in which the Company and/or any of its respective Affiliates operate or have employees, consultants, directors or other service providers, or the requirements of any foreign securities exchange or other applicable law, or to otherwise ensure the viability of the benefits from Awards granted to employees, consultants, directors, or other service providers performing services in such countries and to meet the objectives of the Plan, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, consultants, directors, or other service providers based outside the United States; (ii) establish sub-plans and modify procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.1 and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or facilitate compliance with any necessary local governmental regulatory exemptions, approvals or requirements. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify eligibility to receive an Award under the Plan or the effects of death, disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, withholding procedures and handling of any share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law. For the avoidance of doubt, to the extent that any Committee action described under the foregoing paragraph requires stockholder approval under applicable law, then such action shall be subject to stockholder approval.

8.Minimum Vesting

Awards shall be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, an Award Agreement may provide that Awards vest sooner in connection with a Change in Control or the Participant’s cessation of employment or service. For the avoidance of doubt, nothing herein limits or constrains the Committee’s ability to accelerate the vesting of an Award for any reason pursuant to Section 5 of the Plan.

9.Transferability

Unless otherwise determined by the Committee, no Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or an Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to approval of the Committee or a duly authorized officer of the Company,

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Awards of Options or Stock Appreciation Rights may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Option as a result of such transfer. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, if permitted by the Committee or a duly authorized officer of the Company in their discretion, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or Stock Appreciation Right and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or Stock Appreciation Right and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws. A beneficiary, a guardian, a legal representative, an estate or any other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

10.Dividends and Dividend Equivalent Rights

10.1Notwithstanding anything in the Plan to the contrary:

(a)No dividends or dividend equivalent rights will be payable with respect to Options or Stock Appreciation Rights; and

(b)Any dividends, or dividend equivalent rights payable on any other type of Award will be subject to the same Vesting Conditions as the underlying Award (or portion thereof) to which such amounts relate. Specifically:

i.Dividends that become payable with respect to a share of Restricted Stock while it remains subject to restriction will be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Common Stock are available under Section 4.1 of the Plan, which additional Restricted Stock shall also be subjected to the same Restriction Period; and

ii.An Award Agreement for Restricted Stock Units or Other Stock Based Award may provide for the inclusion of dividend equivalent rights entitling a Participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the share of Common Stock subject to an Award, had such shares been outstanding. The Committee may provide that such dividend equivalent rights will be paid or credited in cash or paid or credited in shares of Common Stock (based on the Market Value on the dividend payment date). Any such dividend equivalent payments or credits shall be subject to the same Vesting Conditions as the underlying Award (or portion thereof) to which they relate.

11.Adjustments and Corporate Events

11.1Adjustment for Corporate Actions. If, subsequent to the Effective Date, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common

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Stock, or other securities, the Committee shall make equitable adjustments in such manner as it deems appropriate to (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options and Stock Appreciation Rights remain exercisable), (iv) the Performance Goal(s) applicable to any outstanding Performance Award, and/or (v) any other affected terms and conditions of the Plan or outstanding Awards.

11.2Corporate Transaction. Unless otherwise specified in the applicable Award Agreement, in the event of a Corporate Transaction or a Change in Control, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Corporate Transaction or Change in Control:

(a) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction or Change in Control);
(b)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(c)accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Corporate Transaction or Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction or Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction or Change in Control;
(d)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;
(e)cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction or Change in Control, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and
(f)make a payment, in such form as may be determined by the Committee equal to the excess, if any, of (i) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Corporate Transaction or Change in Control, over (ii) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction or Change in Control is delayed as a result of escrows, earn outs, holdbacks or other contingencies.
The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

11.3Consequences of a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

11.4Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time the Optionee has an employment, consulting or Board

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member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

11.5Related Matters. Any adjustment in Awards made pursuant to this Section 11 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices and Stock Appreciation Right base prices, rates of vesting or exercisability, Risks of Forfeiture, adjustment of Performance Goals and/or Performance Periods and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 11. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price or Stock Appreciation Right base price per share pursuant to this Section 11 shall result in an exercise price which is less than the par value of the Common Stock.

12.Conditions Upon Grant of Awards and Issuance of Shares

12.1The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares issuable pursuant to those Awards.

12.2No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable law.

12.3If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of shares of Common Stock under the Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those shares, the Company will be relieved of any liability for failing to issue or sell those shares.

12.4The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

12.5All shares of Common Stock or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable law, and the Committee may cause shares of Common Stock or other securities to be legended to reflect those restrictions.

13.Tax Withholding

Whenever a taxable or tax withholding event occurs with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount, in such method or methods approved by the Committee. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (a) causing the Participant to tender a cash payment; (b) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the

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Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding an amount of tax calculated based on the maximum statutory tax rates in a Participant’s applicable tax jurisdiction (or such other amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (c) withholding cash from an Award settled in cash; (d) withholding payment from any amounts otherwise payable to the Participant; or (e) by such other method as may be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee is not restricted from modifying the method(s) approved for tax withholding at a future date. Such methods could include, without limitation, the implementation of a formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to an Award in a brokered transaction (other than to the Company) to fulfill withholding obligations, subject to the approval of the Committee. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or an Affiliate will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.No Special Service Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of the recipient’s employment, consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.

15.Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock and restricted stock units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.No Restriction on Corporate Action

The grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

17.Termination and Amendment of the Plan

Subject to any stockholder approval that may be required under applicable law, the Board may amend or terminate the Plan at any time.

18.Repricing Prohibited

Neither the Committee nor the Board may (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Market Value for consideration payable in equity securities of the Company or cash or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

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19.Company Policies

The Awards (whether vested or unvested) shall be subject to the Company’s stock ownership policies, hedging and pledging policies, and any current or future clawback, recoupment or similar policy of the Company covering the Participant, including without limitation the BioMarin Pharmaceutical Inc. Dodd-Frank Compensation Recoupment Policy. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawbacks as may be made thereunder.

20.Section 409A

Awards granted under the Plan are intended to comply with or be exempt from Section 409A, and the Plan shall be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” within the meaning of Section 409A, shall instead be paid on the next business day after the six month anniversary of the Participant’s “separation from service” (or the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate and distinct payment for purposes of Section 409A. A Participant shall not be considered to have terminated employment or service with the Company or an Affiliate for purposes of any payments under the Plan which are subject to Section 409A until the Participant would be considered to have incurred a “separation from service.” Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on a Participant under Section 409A and neither the Company nor the Committee will have any liability to Participants or any other persons for such tax or penalty.

21.Notices and Other Communications

Any notice to be given to the Company pursuant to the provisions of the Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Legal Officer (or such other person as the Company may designate in writing from time to time), and, if to the Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

22.Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of Delaware, without regard to the conflict of laws principles thereof.

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